Exhibit 16.01

July 9, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Marin Software Incorporated (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Marin Software Incorporated dated July 5, 2018. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

San Jose, California

Attachment - Form 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2018

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01     Change in Registrant's Certifying Accountant

(a)           Dismissal of Previous Independent Registered Public Accounting Firm

In March 2018, Marin Software Incorporated (the “Company”) commenced a process to review audit fees, auditor service levels, and evaluate the benefits and risks of changing independent registered public accounting firms. The Company’s management identified several independent registered public accounting firms and commenced a request for proposal for audit services for the Company’s 2018 fiscal year and beyond (the “RFP”). The Company’s management met with several independent registered public accounting firms to discuss the RFP, and received responses to the RFP between late March 2018 and mid-April 2018. Following receipt of the proposals, the Company’s management evaluated the proposals, met with all of the RFP participants to discuss the proposals and conducted reference checks. In May 2018, the Company also requested and received a proposal from the Company’s current independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), and met with PwC to discuss its proposal. Following such meetings, the Company’s management further evaluated the proposals and presented its findings and recommendation to the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”). On July 5, 2018, the Company, at the direction of the Board, notified PwC that it was terminating PwC’s engagement as the Company’s independent registered public accounting firm, effective immediately.

PwC’s reports on the Company’s financial statements for the two years ended December 31, 2017 and 2016, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2017 and 2016, respectively, and the subsequent interim period through July 5, 2018, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

The Company has provided PwC with the above disclosures, and has requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company and, if not, stating the respects in which it does not agree. PwC’s letter is being filed as Exhibit 16.01 to this Current Report on Form 8-K.

(b)           Appointment of New Independent Registered Public Accounting Firm

On June 18, 2018, the Audit Committee recommended, and, on July 5, 2018, the Board approved, the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm, effective as of July 5, 2018. During the Company’s two most recent fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through July 5, 2018, neither the Company nor anyone acting on its behalf consulted with Grant Thornton regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.01	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated July 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: July 9, 2018	By:	/s/ Jonathan M. DeGooyer
Jonathan M. DeGooyer
SVP, General Counsel and Corporate Secretary